Exhibit 10.1

[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY DRUGMAX, INC.

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND

HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.]

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CONSENT

BY AND BETWEEN

CONGRESS FINANCIAL CORPORATION (FLORIDA)

AND

DRUGMAX, INC., TOGETHER WITH ITS SUBSIDIARIES,

VALLEY DRUG COMPANY, VALLEY DRUG COMPANY SOUTH,

AND DISCOUNT Rx, INC.

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CONSENT (this “Amendment”) is entered into effective as of November     , 2004 (the “Effective Date”), by and between DRUGMAX, INC., a Nevada corporation (“DrugMax” and, together with its subsidiaries, VALLEY DRUG COMPANY, an Ohio corporation, VALLEY DRUG COMPANY SOUTH, a Louisiana corporation, and DISCOUNT Rx, INC., a Louisiana corporation, collectively, the “Borrower”) and CONGRESS FINANCIAL CORPORATION (FLORIDA), a Florida corporation (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender heretofore entered into the Loan and Security Agreement, dated effective April 15, 2003, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of August 19, 2003, Amendment No. 2 to Loan and Security Agreement, dated as of March 31, 2004, Amendment No. 3 to Loan and Security Agreement, dated as of June 30, 2004, Amendment No. 4 and Waiver to Loan and Security Agreement, dated as of August 5, 2004 and Forbearance Agreement and Fifth Amendment to Loan and Security Agreement, dated as of November 5, 2004 (as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) pursuant to which Lender agreed to make loans and provide other financial accommodations to Borrower; and

WHEREAS, Borrower has requested certain amendments to and consents under the Loan Agreement to permit the merger of Familymeds Group, Inc., a Connecticut corporation (together with its successors and assigns, “Familymeds”) with and into DrugMax with DrugMax as the surviving corporation and Lender is willing to agree to such amendments and consents, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the above premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

(i) “Familymeds Affiliate” shall mean as to Familymeds Holdings, Inc., each direct and indirect Subsidiary of Familymeds Holdings, Inc., together with their respective successors and assigns.

(ii) “Familymeds Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of August 19, 2002 among Familymeds, Inc., a Connecticut corporation, the other credit parties signatory thereto and General Electric Capital Corporation, a Delaware corporation, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(iii) “Familymeds Financing Agreements” shall mean, collectively, the Familymeds Credit Agreement, together with all other agreements, documents and instruments executed and/or delivered in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(iv) “Familymeds Merger” shall mean the merger of Familymeds Group, Inc. with and into DrugMax, Inc., with DrugMax, Inc. as the surviving corporation, pursuant to the terms of the Familymeds Merger Agreements.

(v) “Familymeds Merger Agreements” shall mean, individually and collectively, the Agreement and Plan of Merger, dated as of March 19, 2004, by and among Familymeds Group, Inc., Jugal K. Taneja, Edgardo A. Mercadante and DrugMax, Inc., and all agreements, documents and instruments executed and/or delivered in connection therewith or related to the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(vi) “Forbearance Agreement” shall mean the Forbearance Agreement and Fifth Amendment to Loan and Security Agreement, dated as of November 5, 2004, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b) Amendment to Definitions.

(i) The definition of “Affiliate” is hereby amended by deleting the first sentence thereof in its entirety and substituting the following therefor:

“Affiliate” shall mean, with respect to a specified Person any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five (5%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds five (5%) or more of the equity interests and (c) any director or executive officer or such Person; provided, that, in any instance in which such term is being applied to an Affiliate of Borrower, it shall be deemed to exclude any Familymeds Affiliate.”

(ii) The definition of “Cash Equivalents” is hereby amended by deleting the phrase “(except an Affiliate of Borrower)” contained in clause (c) thereof and substituting “(except an Affiliate of Borrower or any Familymeds Affiliate)” therefor.

(iii) The definition of “Eligible Accounts” is hereby amended by deleting the phrase “Affiliate of Borrower” contained in clause (j) thereof and substituting “Affiliate of Borrower or any Familymeds Affiliate” therefor.

(iv) Notwithstanding anything to contrary contained in the Loan Agreement or any of the other Financing Agreements, Eligible Accounts shall not include Accounts with respect to which Cajun Pharmaceuticals, C’s Discount Pharmacy, or any of their respective Affiliates is the account debtor.

(v) The definition of “Forbearance Maturity Date” is hereby amended by deleting the reference to “November 19, 2004” and substituting “December 10, 2004” therefor.

(c) Interpretation. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings ascribed to such terms in the Loan Agreement.

2. Amendments.

(a) Permitted Holders. Schedule 1.55 to the Loan Agreement is hereby amended and restated in its entirety in the form of Schedule 1.55 attached hereto.

(b) Subsidiaries; Affiliates; Capitalization; Solvency. Schedule 8.12 to the Information Certificate is hereby amended and restated in its entirety in the form of Schedule 8.12 attached hereto.

(c) Transactions with Affiliates. Section 9.12 of the Loan Agreement is hereby amended by deleting the phrase “or other Affiliate of Borrower” and by substituting “or other Affiliate of Borrower or any Familymeds Affiliate” therefor.

(d) Familymeds Affiliate. Sections 8.14, 9.3(a), 9.4, 9.5, 9.8, 9.9 and 9.10 of the Loan Agreement are hereby amended by deleting the word “Subsidiary” in each instance in which it appears and in each case by substituting “Subsidiary (other than any Familymeds Affiliate)” therefor.

(e) Events of Default. Section 10.1 of the Loan Agreement is hereby amended by adding a new clause (p) thereto to read as follows:

[Omitted as confidential]

(f) Notices. Section 12.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, request and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to Borrower:	DrugMax, Inc. 25400 U.S. Highway 19 North, Suite 137 Clearwater, Florida 33763 Attention: Jugal K. Taneja Telephone No.: (727) 533-0431 Telecopy No.: (727) 531-1280

with a courtesy (and not mandatory) copy to:	Shumaker, Loop & Kendrick, LLP 101 East Kennedy Blvd., Suite 2800 Tampa, Florida 33602-5151 Attention: Julio C. Esquivel, Esq. Telephone No.: (813) 229-7600 Telecopy No.: (813) 229-1660

If to Lender	Congress Financial Corporation (Florida) 110 East Broward Boulevard, Suite 2050 Fort Lauderdale, FL 33301 Attention: Portfolio Manager Telephone No.: (954) 467-2262 Telecopy No.: (954) 467-5520

(g) Section 5.5 of the Forbearance Agreement is hereby deleted in its entirety and the following substituted therefor:

“Section 5.5 [Reserved]”

3. Consent. Subject to the terms and conditions contained herein, Lender hereby confirms and agrees that it consents to the Familymeds Merger and the execution and delivery by the parties thereto of the Familymeds Merger Agreements (as in effect on the date hereof).

4. Amendment Fee. In consideration of the amendments set forth herein, Borrower agrees to pay to Lender or Lender may, at its option, charge any account of Borrower maintained by Lender, a fee in the amount of $120,000 (the “Amendment Fee”), which shall be fully earned as of the date hereof and shall constitute part of the Obligations, $100,000 of which amount shall be applied as a partial reduction to the amount otherwise payable pursuant to Section 12.1(c) of the Loan Agreement upon termination thereof in accordance with Section 12.1 of the Loan Agreement; provided, that, all Obligations are fully and finally repaid and satisfied on or prior to December 10, 2004 and the Financing Agreements are terminated in accordance with such Section 12.1.

5. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

(a) The failure of Borrower to comply with the covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed and/or delivered by Borrower with, to or in favor of Lender shall constitute an Event of Default under the Financing Agreements.

(b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

(c) Other than the Existing Defaults, as of the date hereof, no other Default or Event of Default has occurred or is continuing (after giving effect to the amendments set forth in this Amendment).

(d) The Familymeds Merger is valid and effective in accordance with the Familymeds Merger Agreements, and DrugMax shall be the surviving corporation pursuant to the Familymeds Merger.

(e) All actions and proceedings required by the Familymeds Merger Agreements, applicable law and regulation (including, but not limited to, compliance with Hart-Scott-Rodino Anti-Trust Improvement Act of 1976 as amended) have been taken and the transactions required thereunder have been duly and validly taken and consummated.

(f) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Familymeds Merger Agreements and no government action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Familymeds Merger Agreements.

(g) The security interests in and liens upon the assets and properties of Borrower in favor of Lender shall continue upon such assets, and such security interests and liens and their perfection and priority shall continue in all respects in full force and effect. Without limiting the generality of the foregoing, the Familymeds Merger shall in no way limit, impair or adversely affect the Obligations, howsoever arising, or any security interests or liens securing the same.

(h) The Familymeds Merger and the other arrangements contemplated herein do not violate any law or regulation or any order or decree of any court or governmental instrumentality in any respect and do not and will not conflict with or result in the breach of, or constitute a default in any respect under, any agreement, document or instrument to which Borrower or Familymeds or any of its Affiliates is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower, Familymeds or any of their respective Affiliates or violate any provision of the Certificate of Incorporation or By-Laws of Borrower, Familymeds or any of their respective Affiliates.

(i) Borrower has delivered, or caused to be delivered, to Lender, true, correct and complete copies of the Familymeds Merger Agreements, each in form and substance satisfactory to Lender.

(j) Borrower has delivered a pro forma consolidated and consolidating balance sheet of Borrower and its subsidiaries (including in this case Familymeds Group, Inc. and its affiliates) reflecting the consummation of the Familymeds Merger and the other transactions contemplated by the Familymeds Merger Documents, accompanied by a certificate, dated of even date herewith, of the chief financial officer of Borrower stating that such pro forma balance sheets represent the reasonable, good faith opinion of such officer as to the subject matter thereof as of the date of such certificate.

(k) Neither the execution and delivery of this Amendment, nor the modifications to the Financing Agreements contemplated by this Amendment nor the consents and releases contained herein shall violate any applicable law or regulation, or any order or decree of any court or any governmental instrumentality in any respect or does or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, or any material mortgage, deed of trust, security agreement, agreement or instrument to which Borrower, or Familymeds is a party or may be bound, or violate any provision of the organizational documents of Borrower or Familymeds.

(l) At all times during the period from the date hereof, through and including the Renewal Date, the business and operations of Borrower and its Affiliates (immediately prior to giving effect to the Familymeds Merger) including, without limitation, with respect to generating accounts receivable, identifying and segregating inventory and other assets, accounts payable practices, invoicing, payroll, administration and similar matters, shall at all times be conducted and maintained as if the Familymeds Merger had not taken place.

(m) All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

(n) At all times during the period from the date hereof, through and including the Renewal Date, the Borrower shall not, and shall not permit any Subsidiary to, amend, modify, supplement, extend, renew, restate or replace any of the Familymeds Financing Agreements, as amended by the amendment contemplated by Section 7(h) hereof, without the prior written consent of Lender.

(o) At all times during the period from the date hereof through and including the Renewal Date, Borrower shall collect in cash in advance (prior to the shipment of Inventory to Familymeds, Inc. and/or its Subsidiaries) all amounts payable from time to time from Familymeds, Inc. and its Subsidiaries to Borrower.

(p) If at any time from the date hereof through and including the effective date of the New Financing (as hereinafter defined) Borrower receives all or any portion of the capital contribution referred to in Section 7(h)(ii) hereof, the amount shall only be (i) used to pay or repay the Obligations (it being understood that any such repayment shall result in a permanent reduction of any amounts otherwise available pursuant to the Borrowing Base, in an amount equal to all such repayments) and/or (ii) deposited in a deposit account or an investment account subject to a Deposit Account Control Agreement or an Investment Property Control Agreement, as applicable, in either case pursuant to which Borrower shall not be permitted to withdraw any amounts or otherwise exercise any authority or powers.

(q) At all times during the period from the date hereof through and including the effective date of the New Financing, the capitalization of the entities set forth on revised Schedule 8.12 to the Information Certificate referred to in Section 2(b) hereof shall not be revised or amended in any respect without the prior written consent of Lender.

6. Effect of this Amendment. Except as modified pursuant hereto, no other changes, modifications or waivers to or under the Loan Agreement or the other Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified and confirmed by the parties hereto as of the Effective Date. This Amendment represents the entire agreement and understanding concerning the subject matter hereof between the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. To the extent of any conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

7. Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions:

(a) Lender shall have received, in form and substance satisfactory to Lender, an original of this Amendment, duly authorized, executed and delivered by Borrower;

(b) Lender shall have received the Amendment Fee in immediately available funds;

(c) Lender shall have received, in form and substance satisfactory to Lender, true, correct and complete copies of the Familymeds Merger Agreements.

(d) Lender shall have received, in form and substance satisfactory to Lender, evidence that all amounts payable from Familymeds, Inc. and its affiliates to Borrower have been paid in full.

(e) Lender shall have received such opinions of counsel to Borrower with respect to the Familymeds Merger and related matters as Lender may require.

(f) Lender shall have received any and all such further instruments and documents as Lender may require to obtain the full benefits of this Amendment and to protect, preserve and maintain Lender’s rights in the Collateral; and

(g) Lender shall have received, in form and substance satisfactory to Lender, a true, complete and correct copy of an Amendment to the Amended and Restated Credit Agreement, dated as of August 19, 2002 among Familymeds, Inc., as Borrower, the other credit parties signatory thereto, and General Electric Capital Corporation, as Lender.

(h) Lender shall have received, in form and substance satisfactory to Lender, evidence that Borrower has received a written commitment issued by one or more independent third-party lenders satisfactory to Lender (“New Lender”) to provide DrugMax, Inc. and certain of its direct and indirect Subsidiaries (including, without limitation, Familymeds, Inc.), with replacement working capital financing (“New Financing”) in an amount not less than the amount necessary to pay in cash in full absolutely and unconditionally, all of the Obligations due Lender by each Borrower and Guarantor (“Commitment”), which Commitment shall be valid and effective for a period through and including December 10, 2004 and shall provide for the repayment of such Obligations as described above. [Omitted as Confidential]

(i) The Consulting Agreement shall be in full force and effect for a term through and including the last day of the Forbearance Period and Lender shall have received a true, complete and correct copy of the Consulting Agreement.

(j) Other than the Existing Defaults, no other Default or Event of Default has occurred or is continuing (after giving effect to the amendments set forth in this Amendment).

8. Release.

(a) In consideration of the agreements of Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Lender and its successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Financing Agreements or transactions thereunder or related thereto.

(b) Borrower understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

9. Covenant Not to Sue. Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower pursuant to Section 8 above. If Borrower or any of its successors, assigns or other legal representations violates the foregoing covenant, Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

10. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of Florida without regard to principals of conflicts of laws, but excluding any rule of law that would cause the application of the law of any jurisdiction other that the laws of the State of Florida.

11. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

13. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or reasonably desirable to effectuate the provisions and purposes of this Amendment.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first written above.

BORROWER

DRUGMAX, INC.

By:	/s/ William LaGamba
Name:	William LaGamba
Title:	COO

VALLEY DRUG COMPANY

By:	/s/ William LaGamba
Name:	William LaGamba
Title:	COO

VALLEY DRUG COMPANY SOUTH

By:	/s/ William LaGamba
Name:	William LaGamba
Title:	COO

DISCOUNT Rx, INC.

By:	/s/ William LaGamba
Name:	William LaGamba
Title:	COO

LENDER

CONGRESS FINANCIAL CORPORATION (FLORIDA)

By:	/s/ Pat Cloninger
Name:	Pat Cloninger
Title:	Vice President

[SIGNATURE PAGE CONTINUED FROM PREVIOUS PAGE]

The undersigned Guarantor hereby agrees and consents to the foregoing Amendment No. 6 and Consent to the Loan and Security Agreement and ratifies and affirms his guarantee of the Obligations of Borrower under the Financing Agreements as amended through and including the date hereof, pursuant to the Guarantee, dated April 15, 2003, by Guarantor in favor of Lender.

GUARANTOR:

/s/ Jugal K. Taneja
Jugal K. Taneja

SCHEDULE 1.55

to

LOAN AND SECURITY AGREEMENT

Permitted Holders

SCHEDULE 8.12

to

INFORMATION CERTIFICATE

Subsidiaries; Affiliates; Capitalization; Solvency